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                                                                EXHIBIT 10.13(a)

                           INVESTORS' RIGHTS AGREEMENT


         THIS INVESTORS' RIGHTS AGREEMENT is made as of the ____ day of November, 2000 (the "Effective Date"), by and among Advanced Material Sciences, Inc., a Delaware corporation (the "Company"), CombiMatrix Corporation, a Delaware corporation ("CombiMatrix") and Acacia Research Corporation, a Delaware corporation ("Acacia"; together with CombiMatrix, the "Investors" each of which is herein referred to as an "Investor".)

                                    RECITALS

         WHEREAS, in order to induce the Company to approve the issuance of the Common Stock and to induce the Investors to invest funds in the Company, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;

         NOW, THEREFORE, the parties hereby agree as follows:

1.       Registration Rights.  The Company covenants and agrees as follows:

         1.1 Definitions. For purposes of this Section 1:

             (a) The term "Act" means the Securities Act of 1933, as amended.

             (b) The term "Common Stock" means the Common Stock of the Company, par value $0.001 per share.

             (c) The term "Common Stock Equivalents" means and includes all shares of Common Stock issued and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (ii) all shares of Common Stock that may be issued upon conversion or exchange of any convertible securities which are by their terms then convertible into or exchangeable for Common Stock, including without limitation, preferred stock.

             (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

             (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.11 hereof.

             (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                                                   (Investors' Rights Agreement)
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             (g) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

             (h) "Qualified IPO" means the closing of a registered underwritten public offering of shares of Common Stock of the Company.

             (i) The term "Registrable Securities" means (i) any Common Stock or Common Stock Equivalents owned by Combimatrix and Acacia and (ii) any Common Stock or Common Stock Equivalents of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued
as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

             (j) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible Common Stock Equivalents that are, Registrable Securities.

             (k) The term "SEC" shall mean the Securities and Exchange
Commission.

         1.2 Request for Registration.

             (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Qualified IPO, a written request from either or both of CombiMatrix and Acacia (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

             (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the


                                       2           (Investors' Rights Agreement)
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extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to CombiMatrix and Acacia). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities proposed to be included in such underwriting are first excluded from the underwriting. To facilitate the allocation of shares in accordance with these promises, the Company may round the number of shares allocated to any holder to the nearest 100 shares. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

             (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                 (i) after the Company has effected three (3) registrations pursuant to this Section 1.2, and such registration has been declared or ordered effective excluding any registration in which the number of Registrable Securities sold by the Initiating Holders is reduced pursuant to Section 1.2(b) to less than 60% of the number of Registrable Securities originally requested by initiating Holders to be registered in such offering; or

                 (ii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                 (iii) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section
1.4 hereof; or

                 (iv) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.


                                       3           (Investors' Rights Agreement)
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         1.3 Company Registration.

             (a) Notice of Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock or other employee benefit plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

             (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

             (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be first on behalf of the Company and then to be apportioned pro rata among the selling stockholders (including the Holders) according to the total amount of securities proposed to be included therein by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), and if advised by the underwriters, the selling Holders may be excluded entirely if no other stockholder's securities are included. To facilitate the allocation of shares in accordance with these promises, the Company may round the number of shares allocated to any stockholder to the nearest 100


                                       4           (Investors' Rights Agreement)
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shares. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

         1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least ten percent (10%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

             (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

             (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                 (i) if Form S-3 is not available for such offering by the Holders;

                 (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $7,500,000;


                                       5           (Investors' Rights Agreement)
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                 (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any twelve month period;

                 (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

                 (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

             (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

         1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

             (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

             (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;


                                       6           (Investors' Rights Agreement)
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             (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

             (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

             (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

             (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

             (i) furnish, if required by the underwriters or pursuant to an underwriting agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

             (j) if required by the underwriters or pursuant to an underwriting agreement, the Company shall make itself available for road shows and due diligence in such a manner as is customarily given to underwriters in an underwritten public offering.

         1.6 Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the


                                       7           (Investors' Rights Agreement)
intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.7 Expenses of Registration. All expenses (other than any selling Holder's pro rata share of underwriting discounts, commissions, out-of-pocket expenses of selling Holder or Holders and fees and costs of counsel for the selling Holder or Holders) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1,4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

         1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or


                                       8           (Investors' Rights Agreement)
any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

             (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the gross proceeds from the offering received by such Holder.


                                       9           (Investors' Rights Agreement)

             (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

             (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

             (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


                                       10          (Investors' Rights Agreement)

         1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Qualified IPO;

             (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

             (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

         1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the transferee acquires 100% of the Registrable Securities owned or held by the transferring Holder on the day of transfer; (b) the Transferee is not eligible to sell the shares pursuant to any provisions of Rule 144(k) of the Act; (c) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (d) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (e) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         1.12 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to


                                       11          (Investors' Rights Agreement)
be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

             (a) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

             (b) such market stand-off time period shall not exceed 180 days.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         Notwithstanding the foregoing, the obligations described in this
Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

         1.13 Damages. The Company recognizes and agrees that the holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Section 1 and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Securities or any other person entitled to the benefits of this Section 1 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 1.

         1.14 Conflict. In the event of a conflict between the provisions of this Section 1 and an underwriting agreement entered into by the Company and the holder(s) of Registrable Securities included in a registration pursuant to this
Section 1, the provisions of such underwriting agreement shall control.

         1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Qualified IPO or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

2.       Covenants of the Company.

         2.1 Delivery of Financial Statements. The Company shall deliver to CombiMatrix, Acacia, and each Investor owning shares constituting at least 20% of the Registrable Securities:

             (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal


                                       12          (Investors' Rights Agreement)
year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

             (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

             (c) with respect to the financial statements called for in subsections (a) and (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

             (d) budgets of the Company prior to the commencement of a new fiscal year.

         2.2 Termination of Information Covenants. The covenants set forth in
Section 2.1 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the 1934 Act, whichever event shall first occur.

         2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).

         Subject to the exclusions identified in (i) and (ii) above, each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of Shares to each Investor in accordance with the following provisions:

             (a) The Company shall mail a notice by certified mail (a "Sale Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.


                                       13          (Investors' Rights Agreement)

             (b) By written notification received by the Company within 15 calendar days of the mailing of the Sale Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Sale Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or Common Stock Equivalents then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly mail a written notice by certified mail to each Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after such notice is mailed, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Common Stock Equivalents then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock or Common Stock Equivalents issued and held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

             (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the 45 day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Sale Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 45 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

             (d) The right of first offer in this Section 2.3 shall not be applicable to Shares of Common Stock issued or issuable:

                 (i) upon conversion of any preferred stock of the Company;

                 (ii) pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of substantially all of the assets, or other reorganization approved by the Board of Directors;

                 (iii) to employees, officers, directors, consultants, or other persons performing services for the Company pursuant to any stock offering, plan, or arrangement approved by the Board of Directors;


                                       14          (Investors' Rights Agreement)

                 (iv) to financial institutions or equipment lessors in connection with the extension of credit to the Company or in connection with the lease of equipment approved by the Board of Directors but not in the aggregate exceeding 5% of the Company's fully diluted equity provided that in no event issued for purposes of equity financing;

                 (v) to unaffiliated third parties in connection with participation in strategic bona fide alliances or other corporate partner transactions with the Company approved by the Board of Directors; or

                 (vi) pursuant to the acquisition or licenses of technology, software, or other intellectual property rights approved by the Board of Directors.

                 (e) The right of first offer set forth in this Section 2.3 may not be assigned or transferred.

                 (f) The right of first offer set forth in this Section 2.3 shall terminate upon the completion of a Qualified IPO as defined in Section 1.

         2.4 Vesting of Employee Stock and Options. Unless the Board of Directors of the Company determines otherwise, all Common Stock and options to acquire Common Stock granted to employees of the Company after the date of this Agreement shall have a vesting schedule as follows: 12.5% shall vest at the end of the six month period following full-time employment or the date of the grant, which ever is later, and the remaining 87.5% shall vest at a rate of 1/10th per quarter thereafter during the employee's full-time employment.

3.       Voting.

         3.1 Board Composition. During the term of this Agreement and subject to
Section 3.6 hereof and the Company's Certificate of Incorporation (the "Certificate of Incorporation") and the relevant sections of the Company's Bylaws (if any), each Investor agrees to vote all Common Stock Equivalents now or hereafter directly or indirectly acquired (of record or beneficially) by the Investors, in such manner as may be necessary to elect (and maintain in office) as members of the Company's Board of Directors, the following individuals:

                 (a) three (3) directors designated by Acacia (each such director, an "Acacia Designee"); and

                 (b) two (2) directors designated by CombiMatrix (each such director, a "CombiMatrix Designee").

         For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 3.1 is hereinafter referred to as a "Board Designee"; and (ii) any individual, entity, or group of individuals and/or entities who has the right to designate one or more Board Designees for election the Company's Board of Directors pursuant to the


                                       15          (Investors' Rights Agreement)
foregoing provisions of this Section 3.1 is hereinafter referred to as a "Designator" or as "Designators", as applicable.

         3.2 Board Members. The initial Acacia Designees shall be
[______________], [_____________] and [_____________], the initial CombiMatrix
Designees shall be [______________] and [______________].

         3.3 Changes in Board Designees. From time to time during the term of this Agreement, a Designator or Designators shall, in their sole discretion, have the sole right to:

             (a) elect to remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 3.1; and/or

             (b) designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 3.1 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat); provided, that, such removal and/or designation of a Board Designee is approved in a writing signed by Designator or Designators who are entitled to designate such Board Designee under Section 3.1, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on all such Designators who are entitled to designate such Board Designee.

         3.4 Further Assurances. The Company agrees not to vote any shares of Company capital stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 3 of this Agreement.

         3.5 Term. The provisions of this Section 3 shall commence upon the Effective Date and shall terminate upon the first to occur of the following:

             (a) Written agreement of the Investors; or

             (b) Immediately prior to the closing of a Qualified IPO.

4.       Miscellaneous.

         4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                                       16          (Investors' Rights Agreement)

         4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         4.7 Entire Agreement: Amendments and Waivers. This Agreement (including schedules or exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supercedes any prior oral or written understanding. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least seventy five percent (75%) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

         4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                  [remainder of page intentionally left blank]



                                       17          (Investors' Rights Agreement)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ADVANCED MATERIAL SCIENCES, INC., a
                                          Delaware corporation



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          INVESTORS:

                                          ACACIA RESEARCH CORPORATION, a
                                          Delaware corporation



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          COMBIMATRIX CORPORATION, a Delaware
                                          corporation



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                       S-1         (Investors' Rights Agreement)